                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                               SUN COMPANY, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

--------------------------------------------------------------------------------
[SUNOCO LOGO APPEARS HERE]
                                                     SUN COMPANY, INC.
                                                     Ten Penn Center
                                                     1801 Market Street
                                                     Philadelphia, PA 19103-1699


                      ----------------------------------
                            NOTICE OF ANNUAL MEETING
                      ----------------------------------

Dear Sun Shareholder:

The 1996 Annual Meeting of Shareholders of Sun Company, Inc. will be held in the Auditorium of The Academy of Natural Sciences, 1900 Benjamin Franklin Parkway, Philadelphia, PA 19103 on Thursday, May 2, 1996 at 9:30 a.m., for the following purposes:

  1. To elect a Board of Directors (see pages 1 to 7);

  2. To act upon the appointment of independent accountants (see pages 17 and 18); and

  3. To transact such other business as may properly come before the Annual Meeting (see page 22).

Only shareholders of record at the close of business on February 12, 1996 will be entitled to vote at the 1996 Annual Meeting or any adjournments thereof.

                      By Order of the Board of Directors,

                      /S/ ANN C. MULE

                              Ann C. Mule
                              Corporate Secretary

March 22, 1996

 ------------------------------------------------------------------------------
 PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE
 PROVIDED, WHETHER YOUR HOLDINGS ARE LARGE OR SMALL, THUS ASSURING YOUR REPRESENTATION AT THE ANNUAL MEETING.

 IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK YOUR PROXY CARD IN THE SPACE PROVIDED. AN ADMISSION TICKET WILL BE MAILED TO YOU IN ADVANCE OF THE ANNUAL MEETING.

 A COPY OF THE COMPANY'S 1995 ANNUAL REPORT WAS RECENTLY MAILED TO ALL SHAREHOLDERS.
 ------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROXY STATEMENT________________________________________________________________

This proxy statement is furnished to shareholders of Sun Company, Inc. (the "Company" or "Sun") in connection with the solicitation, by the Board of Directors (the "Board"), of the proxy/voting instruction card ("proxy card") to be used at the 1996 Annual Meeting of Shareholders to be held on May 2, 1996, or any adjournments thereof (the "Annual Meeting"). The approximate date of mailing this proxy statement and the accompanying proxy card is March 22, 1996.

ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)___________________________________

THE BOARD PROPOSES THAT THE PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE 11 NOMINEES LISTED STARTING ON PAGE 2 TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. ALL NOMINEES ARE CURRENTLY DIRECTORS AND THEIR TERMS WILL EXPIRE WHEN DIRECTORS ARE ELECTED AT THE 1996 ANNUAL MEETING. Although the Board does not expect the contingency to occur, if any nominee were unable to stand for election, the Board may nominate and the persons named on the proxy card as proxies and attorneys-in-fact may vote for a substitute or, alternatively, the Board may reduce its size. Certain key information concerning the Board is set forth below:

  . Each director is elected annually for a one-year term. The Board is comprised of a majority of outside, independent directors.

  . Over the past few years, Sun has taken actions to more closely align its directors' compensation to the long-term interests of its shareholders:

   --Sun pays its directors 70% of their annual retainer fee in the form of Sun Company, Inc. Common Stock ("Common Stock").

   --In February 1996, Sun eliminated its Non-Employee Directors' Retirement
    Plan. The directors' accrued benefits under that Plan were transferred into the Directors' Deferred Compensation Plan in the form of restricted share units which mirror the performance of Common Stock (see pages 6 and 7 for more information).

  . During 1995, Sun and two of its directors who previously had consulting contracts with the Company agreed to mutually terminate those contracts (see page 6 for more information).

  . Sun has a process for the review and approval of the director slate under which a Board Committee reviews and discusses each individual director in deciding whether he or she should be nominated or renominated for election. The full Board then votes on the entire slate.

  . Sun has a mandatory retirement age of 70 for all directors.

  . Every year the Board reviews and approves a three-year strategic plan and a one-year operating plan for the Company.

  . The Board holds at least one "Outside Directors Only" meeting annually to discuss its assessment of Company direction and progress toward pre-determined goals.

  . Succession planning and management development are reported on annually by the Chief Executive Officer ("CEO") to the Board.

  . Sun's Board has 5 standing committees: AUDIT, BOARD POLICY AND
    NOMINATING, COMPENSATION, PUBLIC AFFAIRS, and EXECUTIVE.

  . The AUDIT COMMITTEE examines the Company's accounting processes, financial controls and reporting systems and assesses the performance and recommends the appointment of independent accountants.

  . The BOARD POLICY AND NOMINATING COMMITTEE is responsible for reviewing and evaluating Board members as a part of identifying the annual director slate and new Board nominees, if appropriate. This committee also reviews the role, composition and structure of the Board and its committees as well as director compensation.

  . The COMPENSATION COMMITTEE reviews the compensation and benefit policies and practices of the Company, approves annual CEO and Company goals, evaluates the performance of the CEO and issues the Compensation Committee Report to shareholders.

  . The PUBLIC AFFAIRS COMMITTEE reviews the Company's compliance with laws governing health, environment and safety; equal employment opportunity; political activities; and oversees the administration of corporate contributions and the Company's relationship with its shareholders and all other constituencies.

  . The EXECUTIVE COMMITTEE exercises the authority of the Board during the intervals between meetings of the Board.

  . Sun's Board held 13 meetings in 1995. Also, during 1995, the committees held the following number of meetings: AUDIT, 8, BOARD POLICY AND NOMINATING, 5, COMPENSATION, 8, PUBLIC AFFAIRS, 2, and EXECUTIVE, 3.

  . During 1995, each director attended at least 75% of the aggregate of all meetings of the Board and the committees on which the director served.

Thomas W. Langfitt and R. Anderson Pew are directors of The Glenmede Trust Company ("Glenmede"), a beneficial owner of more than 5% of the Company's outstanding Series A Cumulative Preference Stock ("Preference Stock") and of the Company's outstanding Common Stock (see pages 20 and 21 for more information on Glenmede). Dr. Langfitt is also Chairman of Glenmede.
Dr. Langfitt and Mr. Pew have advised that they have no arrangement or understanding with respect to the manner in which they will exercise their duties as directors of the Company, if elected. There is no arrangement or understanding with Sun granting to Glenmede the right to representation on the Company's Board.

NOMINEES FOR ELECTION AS A DIRECTOR

PRINCIPAL OCCUPATION, SUN BOARD COMMITTEE MEMBERSHIP AND OTHER INFORMATION

-------------------------------------------------------------------------------

             ROBERT H. CAMPBELL

[PICTURE
 APPEARS     Director since 1988   Chair, Executive Committee
  HERE]      Age 58                Member, Board Policy and Nominating Committee

             Mr. Campbell is Chairman of the Board, Chief Executive Officer and President of the Company. He was elected Chairman of the Board in May 1992; Chief Executive Officer in September 1991; and President in February 1991. Previously, he was an Execu-tive Vice President from November 1988 until February 1991. He joined the Company in 1960. Mr. Campbell is also a director of CIGNA Corporation and Hershey Foods Corporation.

              RAYMOND E. CARTLEDGE

              Director since 1990  Chair, Compensation Committee
              Age 66               Member, Board Policy and Nominating Committee
                                   Member, Executive Committee
 [PICTURE
  APPEARS     Mr. Cartledge retired as Chairman and Chief Executive Officer of
   HERE]      Union Camp Corporation in June 1994, a position he had held since
              1986, and he has been one of its directors since 1983. Mr.
              Cartledge is also a director of Blount, Inc.; Chase Brass
              Industries, Inc.; Delta Air Lines, Inc.; Savannah Foods and
              Industries, Inc.; and UCAR International.



              ROBERT E. CAWTHORN

              Director since 1989  Member, Board Policy and Nominating Committee
              Age 60               Member, Compensation Committee
                                   Member, Executive Committee
  [PICTURE
   APPEARS    Mr. Cawthorn has been Chairman of the Board of Rhone-Poulenc Rorer
    HERE]     Inc. since 1986. He became President in 1984, Chief Ex-ecutive
              Officer in 1985, and continued as Chairman and Chief Executive
              Officer until April 1995. Mr. Cawthorn is also Chairman of the
              Board of Fisons plc, and a director of The Vanguard Group of Investment Companies; and Westinghouse Elec-tric Corporation.


              MARY J. EVANS

              Director since 1980           Chair, Public Affairs Committee
              Age 66                        Member, Compensation Committee
  [PICTURE
   APPEARS    Mrs. Evans is a director of the Company. She is also a direc-tor
    HERE]     of Baxter International Inc.; Delta Air Lines, Inc.; Household
              International, Inc.; Saint-Gobain Corp.; Scudder New Europe Fund;
              and The Dun & Bradstreet Corporation. In addi-tion, Mrs. Evans is a member of the advisory board of Morgan Stanley, Inc. and a trustee of several AARP trusts. She was a director of AMTRAK from 1974 to 1980, serving as Vice Chairman from 1974 until 1979.


              THOMAS P. GERRITY

              Director since 1990            Chair, Audit Committee
              Age 54                         Member, Public Affairs Committee
  [PICTURE
   APPEARS    Dr. Gerrity has been Dean of The Wharton School of the Univer-sity
    HERE]     of Pennsylvania since July 1990. Previously, Dr. Gerrity had served as President of CSC Consulting and Vice President of Computer Science Corp. since 1989. He is also a director of Digital Equipment Corporation; Melville Corporation; Reliance
              Group Holdings, Inc.; and The Federal National Mortgage Asso-ciation.

             JAMES G. KAISER

             Director since 1993              Member, Compensation Committee
             Age 53                           Member, Public Affairs
                                              Committee
[PICTURE
 APPEARS     Mr. Kaiser retired as President and Chief Executive Officer
  HERE]      and as a director of Quanterra Incorporated in January 1996, positions he had held since June 1994. Quanterra succeeded to the environmental analytical services division of Interna-tional Technology Corporation and Enseco, a unit of Corning
             Incorporated, for which Mr. Kaiser had been President and Chief Executive Officer since June 1992. Previously, he had served as Senior Vice President and General Manager of
             Corning's Technical Products Division and Latin America/Asia
             Pacific Exports Group since 1984. Mr. Kaiser is also a direc-tor of Mead Corp.; The Stanley Works; and The Keystone Center.


             ROBERT D. KENNEDY

             Director since 1995              Member, Audit Committee
             Age 63                           Member, Public Affairs Committee
[PICTURE
 APPEARS     Mr. Kennedy retired as Chairman of the Board of Union Carbide
  HERE]      Corporation in December 1995, a position he had held since De-
             cember 1986. Previously, he served as Chief Executive Officer from April 1986 to April 1995 and President from April 1986 to
             1993 and has been one of its directors since 1985. Mr. Kennedy is also a director of UCAR International and Union Camp
             Corporation.


             THOMAS W. LANGFITT

             Director since 1987   Member, Board Policy and Nominating Committee
             Age 68                Member, Compensation Committee
                                   Member, Executive Committee
[PICTURE
 APPEARS     Dr. Langfitt is Chairman and Chief Executive Officer of The
  HERE]      Glenmede Corporation and Chairman of its subsidiary, The
             Glenmede Trust Company. He became Chairman of The Glenmede
             Corporation in January 1994 and Chief Executive Officer in
             1987. Previously, he held the additional position of President from 1987 to 1994 and was also President of The Pew Charitable
             Trusts, a division of Glenmede, until January 1994. Dr.
             Langfitt is a director of The Glenmede Corporation and its subsidiaries, The Glenmede Trust Company and The Glenmede
             Trust Company of New Jersey; Brown & Glenmede Holdings, Inc.
             and its subsidiary, Alex. Brown Capital Advisory and Trust
             Company; New York Life Insurance Company; SmithKline Beecham
             Corporation; and serves as Chairman of the Committee of Auto-motive Safety of General Motors Corporation.

              R. ANDERSON PEW

              Director since 1978            Member, Public Affairs Committee
              Age 59
[PICTURE
 APPEARS      Mr. Pew has been Chief Executive Officer of Radnor Corporation
  HERE]       since March 1995 and President of Helios Capital Corporation since
              August 1977, both Company subsidiaries. Previously, Mr. Pew served as Sun's Corporate Secretary from May 1974 until July 1977. He joined the Company in 1959. Mr. Pew is also a director of The
              Glenmede Corporation and its subsidiary, The Glenmede Trust
              Company; and Brown & Glenmede Holdings, Inc. and its subsidiary,
              Alex. Brown Capital Advisory and Trust Company.


              WILLIAM F. POUNDS

              Director since 1973   Chair, Board Policy and Nominating Committee
              Age 67                Member, Audit Committee
                                    Member, Executive Committee
[PICTURE
 APPEARS      Dr. Pounds is a Professor at the Alfred P. Sloan School of
  HERE]       Management at Massachusetts Institute of Technology. He joined
              MIT's faculty in 1961 and served as Dean of its Sloan School from 1966 to 1980. Dr. Pounds retired as President and Chief Executive
              Officer of Rockefeller Financial Services, Inc. in May 1991, a position he had held since 1982. Dr. Pounds is also a director of EG&G, Inc.; IDEXX Laboratories, Inc.; Per-ceptive Biosystems,
              Inc.; and the Putnam Mutual Funds.


              ALEXANDER B. TROWBRIDGE

              Director since 1990            Member, Audit Committee
              Age 66                         Member, Public Affairs Committee
[PICTURE
 APPEARS      Mr. Trowbridge is President of Trowbridge Partners Inc. He as-
  HERE]       sumed his present position in January 1990 upon his retirement as
              President of the National Association of Manufacturers, a position he had held since 1980. Mr. Trowbridge also serves as a director of E. M. Warburg, Pincus Funds; Harris Corporation; ICOS
              Corporation; New England Mutual Life Insurance Company; PHH
              Corporation; SunResorts International; The Gillette Compa-ny; The
              Rouse Company; and WMX Technologies, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE 11 NOMINEES FOR DIRECTOR.

LITIGATION INVOLVING DIRECTORS

Shareholder derivative lawsuits on behalf of Corning Incorporated and the Dow Chemical Company have been filed in the U.S. District Court for the Southern District of New York against the directors of Dow Corning Corporation, which had included James G. Kaiser. Plaintiffs in these cases allege, among other things, misrepresentation, omission of material facts, breach of fiduciary duties and waste of corporate assets relative to the manufacture, marketing and sale of silicone breast implants by Dow Corning Corporation. The defendants have denied the allegations of wrong-doing.

DIRECTORS' COMPENSATION________________________________________________________

Executive officers are not paid for their services as directors of the Company; they receive only their remuneration as Company officers. Outside directors (i.e., all directors except those who are executive officers of the Company) are compensated for their services on the Board and its committees as follows:

  . Board retainer consisting of $28,400 paid 70% in shares of Common Stock and 30% in cash.

  . An attendance fee of $1,250 for each Board and committee meeting.

  . Committee retainer of $2,000 paid in cash to the chair of each committee.

  . A fee of $1,250 per day for special assignments in their role as directors.

As of December 31, 1995, consulting contracts that the Company had with Mr. Trowbridge and Mr. Kaiser, respectively, were terminated upon mutual consent. During 1995, the Company paid Mr. Trowbridge $10,000 for federal government relations consulting to the Company's Washington, D.C. office. The Company did not make any payments to Mr. Kaiser in 1995 for consulting services in support of the Company's committee on diversity and human resources.

 . THE SUN COMPANY, INC. RETAINER STOCK PLAN FOR OUTSIDE DIRECTORS was approved by the shareholders at the 1990 annual meeting. This plan was amended in 1994 to provide for 70% of the annual retainer fee to be paid in Common
  Stock in order to provide the directors with a greater equity interest in the Company and to make their compensation more dependent on the performance of Common Stock. The number of shares of Common Stock awarded are based on the closing price of Common Stock on the fifth business day prior to that annual meeting.

 . THE DIRECTORS' DEFERRED COMPENSATION PLAN permits a director to elect to defer all or a portion of his or her compensation. Directors must convert deferred compensation to either "Cash Units," "Share Units," or a combination of both, as defined in the plan. Amounts converted to Cash Units are credited quarterly with interest based on a factor determined by the Compensation Committee after comparison with the interest rate for U.S. Treasury Notes as of the beginning of the year. Amounts converted to Share Units are treated as if they were invested in shares of Common Stock. Share Units are paid in cash, based upon the fair market value of Common Stock at the time of payment. Payments of compensation deferred under the Directors' Deferred Compensation Plan are restricted in terms of the earliest and latest dates that payments may begin.

 In consideration for voluntarily relinquishing all rights to any benefit under the NON-EMPLOYEE DIRECTORS' RETIREMENT PLAN (which was terminated in February 1996), an account was established for each non-employee director under the Directors' Deferred Compensation Plan. This account was then credited with an amount based upon the director's accrued benefit under that former plan. The amount was then converted to Share Units which will not be payable until death or termination of Board service ("Restricted Share Units"). These Restricted Share Units together with any other Share Units deferred under this plan are reflected under the column called "Directors' Deferred Compensation Plan Total Share Unit Balance" in the table below. In order to maintain an overall competitive directors' compensation package, beginning in May 1996, the individual accounts of each non-employee director will be credited with $10,000 annually in the form of Restricted Share Units.

 Directors are also credited with dividend equivalents on all Share Units and on all Restricted Share Units (collectively "Total Share Units") held under the plan at such time and in such amount as all holders of Common Stock receive dividends. These dividend equivalents are reinvested in additional Share Units or Restricted Share Units.

OWNERSHIP INTERESTS IN COMPANY STOCK AND SHARE UNITS___________________________

The following table shows, as of December 31, 1995, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission ("SEC")) by each director, named executive officer, and by all directors and executive officers as a group. No director or executive officer beneficially owns more than 1% of the Common Stock. All directors and executive officers as a group beneficially own approximately 1.6% of the Common Stock. No director or executive officer owns any Depositary Shares representing ownership of Preference Stock. The table also shows Total Share Units held in the Directors' Deferred Compensation Plan as of February 15, 1996.

--------------------------------------------------------------------------------
                                                                  TOTAL OF
                                                              SHARES OF COMMON
                                                             STOCK BENEFICIALLY
                                              DIRECTORS'         OWNED PLUS
                               SHARES OF       DEFERRED      DIRECTORS' DEFERRED
                              COMMON STOCK COMPENSATION PLAN  COMPENSATION PLAN
                              BENEFICIALLY   TOTAL SHARE        TOTAL SHARE
             NAME               OWNED(1)    UNIT BALANCE(2)    UNIT BALANCE(3)
--------------------------------------------------------------------------------
  Robert M. Aiken, Jr.(4)...     134,833           -0-             134,833
  Robert H. Campbell(4).....     484,638           -0-             484,638
  Raymond E. Cartledge......       3,752         4,808               8,560
  Robert E. Cawthorn........       4,585        15,906              20,491
  J. Greg Driscoll(4).......      39,124           -0-              39,124
  Mary J. Evans.............       3,705         9,186              12,891
  Deborah M. Fretz(4).......      44,658           -0-              44,658
  Thomas P. Gerrity.........       3,852         4,808               8,660
  James G. Kaiser...........       2,094         2,645               4,739
  Robert D. Kennedy.........       1,805           941               2,746
  David E. Knoll(4)(5)......     163,788           -0-             163,788
  Thomas W. Langfitt........       2,905         6,569               9,474
  R. Anderson Pew(4)(5)(6)..     105,314           -0-             105,314
  William F. Pounds.........       2,555        13,886              16,441
  Sheldon L. Thompson(4)....      84,042           -0-              84,042
  Alexander B. Trowbridge...       2,805         4,808               7,613
 -------
  All directors and
   executive officers as a
   group including those
   named above(4)(5)(6).....   1,215,006
--------------------------------------------------------------------------------

(1) As defined by the SEC, securities beneficially owned as of December 31, 1995 include: securities that the above persons have the right to acquire at any time within 60 days of this date, such as, through the exercise of any option or right; securities directly or indirectly held by the above persons or by certain members of their families for which the above persons have sole or shared voting or investment power; and shares of Common Stock held on behalf of the above persons in the Company's Capital Accumulation Plan ("SunCAP") and the Company's Dividend Reinvestment Plan ("Dividend Reinvestment Plan").
(2) The amounts shown represent the number of Total Share Units in the Directors' Deferred Compensation Plan as of February 15, 1996. Although ultimately paid out in cash at the time of death or termination from Board service, the value of the Total Share Units mirrors the value of Common Stock. Thus, the amounts ultimately realized by the directors will reflect all subsequent changes in the market value of the Common Stock. Neither the Share Units nor Restricted Share Units carry any voting rights. See pages 6 and 7 for a more detailed discussion of the Directors' Deferred Compensation Plan.
(3) This column represents for each director and named executive officer the total of shares of Common Stock beneficially owned as of December 31, 1995 and the Directors' Deferred Compensation Plan Total Share Unit balance as of February 15, 1996.
(4) The amounts shown include shares of Common Stock which the following persons have the right to acquire within 60 days after December 31, 1995 under Sun's Long-Term Incentive Plan ("LTIP") and Executive Long-Term Stock Investment Plan ("ELSIP"): R. M. Aiken, Jr.--123,614 shares; R. H. Campbell--447,854 shares; J. G. Driscoll--32,973 shares; D. M. Fretz-- 43,890 shares; D. E. Knoll--154,390 shares; R. A. Pew--23,179 shares; S. L. Thompson--78,448 shares; and all directors and executive officers as a group (including those named above)--1,015,702 shares.
(5) The individuals and group named above have sole voting and investment power with respect to shares of Common Stock beneficially owned, except that voting and investment power is shared as follows: D. E. Knoll--384 shares;
    R. A. Pew--16,050 shares; and all directors and executive officers as a group (including those named above)--16,434 shares.
(6) The shares of Common Stock above do not include 2,455 shares owned by family members of R. A. Pew of which he has disclaimed beneficial ownership.

                                --------------

Thomas W. Hofmann was elected Comptroller of the Company on July 6, 1995. A Form 3 was required to be filed within 10 days after Mr. Hofmann became Comptroller of the Company. However, the Form 3 was inadvertently not filed by the Company on behalf of Mr. Hofmann as required by Section 16(a) of the Securities Exchange Act of 1934 until August 8, 1995.

Richard L. Cartlidge resigned as Comptroller of the Company on July 6, 1995. Mr. Cartlidge executed three open market transactions on July 24, 1995. A Form 4 was required to be filed on or before the tenth day after the end of the month in which the change in beneficial ownership occurred. However, the Form 4 was inadvertently not filed by the Company on behalf of Mr. Cartlidge as required by Section 16(a) of the Securities Exchange Act of 1934 until September 8, 1995.

EXECUTIVE COMPENSATION__________________________________________________________

COMPENSATION COMMITTEE REPORT

THE COMMITTEE'S RESPONSIBILITIES

The Compensation Committee of the Board ("Committee") makes determinations regarding the compensation of the Company's executive officers. The Committee is responsible for setting and administering the policies which govern both executive compensation and benefit programs. No employees of the Company serve on the Committee--it is composed entirely of independent non-employee directors. Reports of the Committee's actions and decisions by the Committee are presented to the full Board except for awards under the Company's ELSIP which are required by Rule 16b-3 of the Exchange Act to be made solely by the Committee.

The purpose of this Report is to summarize the philosophies, objectives and other factors considered by the Committee in reaching its determinations regarding executive compensation, particularly as these matters affected the 1995 compensation of the CEO, Robert H. Campbell, and the other five most highly compensated executive officers during 1995: Robert M. Aiken, Jr., David
E. Knoll, Sheldon L. Thompson, Deborah M. Fretz and J. Greg Driscoll (collectively with the CEO, the "named executive officers").

THE COMMITTEE'S PHILOSOPHIES AND OBJECTIVES

The cornerstone of the Committee's philosophy regarding executive compensation is to reward results. The performance of the Company and the individual executives are of key importance. Additionally, the Committee believes that the Company's overall compensation program must be competitive in order to attract, retain and motivate the qualified individuals necessary to lead the Company and address the significant challenges facing the Company.

The Company's executive compensation program consists of three basic components: (1) base salary; (2) annual incentive awards; and (3) long-term incentive awards primarily in the form of Common Stock options. In determining the appropriate levels and type of executive compensation, the Committee reviews and considers various data discussed in greater detail below. Its philosophy is to compensate executives within the mid-level of the range of base salaries paid by comparable companies and to offer appropriate forms of incentive compensation to recognize superior performance. These short- and long-term forms of incentive compensation are utilized to motivate and encourage executives' contributions to promote improved Company performance and the overall enhancement of shareholder value. Incentives include annual incentive awards, the payment of which is contingent upon the attainment of performance goals, and long-term incentive awards, the realized value of which is tied to the value of Common Stock.

It is the Committee's view that the Company's direct competition for executive talent is not limited to the six companies included in the peer group established for purposes of comparing shareholder returns. Thus, the "compensation peer group" is not the same as the peer group indexed in the Comparison of Five-Year Cumulative Total Return Graph ("Common Stock Performance Graph") included in this proxy statement on page 16. To assist in benchmarking the competitiveness of the Company's compensation programs, the Company participates in executive compensation surveys, compiled by third-party consultants, which embrace a total of 13 oil industry companies ("Compensation Peer Group") including three of the companies included in the Common Stock Performance Graph. The summary compilations of survey data from these sources reflect adjustments for each company's relative revenue, asset base, employee population and capitalization, along with the scope of managerial responsibility and reporting relationships.

The CEO participates in the same programs and receives compensation based on the same factors as the other executive officers; however, the CEO's overall compensation reflects his greater degree of policy and decision-making authority and his level of responsibility with respect to the strategic direction and financial and operational results of the Company.

BASE SALARY

The 1995 merit increases served to recognize performance by the executives over the preceding twelve-month period. In addition, these merit increases furthered the goals of maintaining competitive salary levels and providing additional motivation for executive officers to contribute toward the achievement of the Company's objectives.

In determining Mr. Campbell's base salary, the Committee noted that his last merit increase was in September 1994. The Committee considered competitive data regarding the base salaries of chief executive officers within the Compensation Peer Group. This review was conducted in December 1995. It was the Committee's view that Mr. Campbell's salary was competitive and accordingly no change was made.

ANNUAL INCENTIVE AWARDS

Annual incentive awards are provided for under the Executive Incentive Plan. The purpose of this plan is to promote the achievement of the Company's short-term business objectives by offering incentive opportunities to those employees who have the ability to significantly impact the Company's performance and thereby enhance shareholder value. Each year the Committee considers the Company's prior year's performance and objectives, as well as its expectations for the Company in the upcoming year. Bearing in mind these considerations, the Committee sets certain Company performance criteria or goals which must be met before awards are made.

Under the Executive Incentive Plan, awards are determined through a series of steps. First, a guideline award ("Guideline Award") is established for each participant. The Guideline Award is a predetermined percentage of the salary midpoint; it is primarily dependent upon the participant's job level in the corporation which takes into consideration the ability to influence Company performance and an analysis of competitive data gathered from the Compensation Peer Group. Second, for the named executive officers, the Guideline Award is divided into two parts: (1) a Company performance-based portion; and (2) an individual performance-based portion. The Committee determined that a significantly larger portion of the Guideline Award for the named executive officers should be specifically based upon the Company's performance because these officers' positions reflect higher levels of responsibility, relative to other employees, to direct and manage the Company and thereby influence its performance. Accordingly, for the named executive officers, 70 percent of the Guideline Award is contingent upon Company performance and 30 percent is contingent upon the achievement of separate and distinct individual non-financial goals. The third step is to separately assess Company performance and individual performance and to adjust each component of the Guideline Award--the Company performance portion and the individual performance portion--based upon performance factors that are determined by the actual results attained. These two components are assessed and calculated separately and the amount of the incentive award is the sum of the two separate calculations.

In assessing the Company's results, the Committee determines the extent to which certain performance targets have been met and then determines the appropriate factor, ranging from 0 percent to 200 percent, to apply to adjust this portion of the Guideline Award. In determining the 1995 Company performance targets, the Committee established specific quantitative goals for the Company performance-based portion of the Guideline Award. These goals were: (1) the achievement of a specified level of operating income; (2) the achievement of a specified level of return on capital employed ("ROCE"); and
(3) ROCE, as compared (in rank order) to the six peer companies appearing in the Common Stock Performance Graph (see page 16). Each of these goals was ascribed a weight to indicate relative importance, and each had a predetermined minimum threshold requirement, target and maximum payout associated with its level of attainment.

The portion of the award related to the executive officers' individual performance is determined both on an objective and subjective basis. Qualitative and quantitative goals associated with strategic planning, leadership, Company operations, environmental performance, organizational and management development, and constituency relations are included in an assessment to arrive at the factor for purposes of adjusting the individual performance portion of the award. Personal assessment ratings can range from a factor of 0 percent to 150 percent and the factor is used to adjust this portion of the Guideline Award.

With regard to the Company's performance-based portion of the Guideline Award, 1995 financial results were above target relative to one of the goals and minimum threshold levels of performance were achieved for the other two goals. Overall, Company performance was assessed below target. This assessment was then applied to the Company portion of the Guideline Incentive Award for the CEO and other named executive officers.

With regard to the CEO's individual performance-based portion of the Guideline Award, the Committee applied equal weighting to goal areas embracing operating efficiency, leadership and organizational renewal. The Committee was satisfied with Mr. Campbell's overall performance in these areas. Accordingly, an individual performance factor in excess of 100% was applied to the individual portion of his Guideline Award.

Since 70% of Mr. Campbell's Annual Incentive Award is tied to Company performance, his award amount earned was below the total guideline amount.

LONG-TERM INCENTIVE AWARDS

With respect to long-term incentive awards, the third component of executive compensation, the Committee views the award of options in Common Stock as an effective mechanism for aligning the interests of the Company's named executive officers and other key employees to shareholders' long-term interests.

The Executive Long-Term Stock Investment Plan ("ELSIP") helps to better align management's interests with those of shareholders in that, (1) the Common Stock price must increase for an option to have value, and (2) upon exercise, the portion of Common Stock acquired and representing the increase in the value of an option is paid in the form of Common Stock having certain transfer and sale restrictions while the holder is employed, for up to ten years after the date of grant.

The Committee grants awards under ELSIP to executive officers, and approves, based upon management's recommendations, awards to other key employees, who, in its judgment, are making a substantial contribution to the success of the Company and thereby enhancing shareholder value.

Additionally, the Committee considers the amount of option awards previously granted to the named executive officers in determining the size of the current award. The number of options granted is based on individual performance and surveys of similar awards made to individuals in comparable positions at other companies which are viewed as competitors for purposes of executive talent. The sources used for this comparison are the Compensation Peer Group.

In the Committee's view, the number of 1995 ELSIP options awarded to Mr. Campbell provided an appropriate incentive to continue his leadership of the Company toward improved Company performance and increased shareholder value. The size of his award was based principally upon the Committee's satisfaction with Mr. Campbell's organizational leadership and individual performance.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

This Act has had no material impact upon the Company's ability to take a tax deduction for compensation paid to the CEO and each of the other named executive officers. Therefore, the Committee has determined that it is not necessary to seek shareholder approval to amend any compensation plan at this time.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Raymond E. Cartledge, Chair           James G. Kaiser
Robert E. Cawthorn                    Thomas W. Langfitt
Mary J. Evans

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are none.

SUMMARY COMPENSATION

The following table shows annual, long-term and other compensation for services in all capacities to the Company for the named executive officers. As required by SEC rules, information is shown for those years during the previous three fiscal years in which the individuals served as named executive officers of the Company. Ms. Fretz and Mr. Driscoll were both elected executive officers on August 1, 1994.

                          SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------

                                                                    LONG-TERM
                                        ANNUAL COMPENSATION        COMPENSATION
                                                                     AWARDS
------------------------------------------------------------------------------------------------
       (A)                  (B)       (C)      (D)       (E)           (G)             (I)
------------------------------------------------------------------------------------------------
                                                                    NUMBER OF
                                                        OTHER      UNDERLYING
  NAME AND                                             ANNUAL        GRANTED
  PRINCIPAL                          BASE               COMP-      SECURITIES       ALL OTHER
  POSITION                  YEAR   SALARY(1)  BONUS  ENSATION(2) OPTIONS/AARS(3) COMPENSATION(5)
                                      ($)      ($)       ($)           (#)             ($)
------------------------------------------------------------------------------------------------
  Robert H. Campbell
   Chairman of the Board,   1995    699,140  377,000    3,409        100,000         36,367
   Chief Executive Officer  1994    664,545  107,200    3,899         97,530         35,748
   and President            1993    652,018  474,600    1,466        176,050(4)      16,947
------------------------------------------------------------------------------------------------
  Robert M. Aiken, Jr.
   Senior Vice President    1995    327,886  122,000    2,650         21,820         16,437
   and Chief Financial      1994    305,530   36,900    2,339         21,990         15,347
   Officer                  1993    299,641  137,200   11,081         44,030(4)       7,336
------------------------------------------------------------------------------------------------
  David E. Knoll
   Senior Vice President,   1995    339,749  100,000    3,885         21,820         16,573
   Corporate                1994    319,826   34,200    2,068         21,990         15,952
   Development              1993    316,016  148,200   11,185         43,630(4)       8,095
------------------------------------------------------------------------------------------------
  Sheldon L. Thompson
   Senior Vice President    1995    259,324   94,000      704         21,820         13,424
   and Chief                1994    231,151   30,000      600         19,120         12,538
   Administrative Officer   1993    223,360  137,200    9,577         40,390(4)       6,095
------------------------------------------------------------------------------------------------
  Deborah M. Fretz
   Senior Vice President,   1995    233,836  103,000    2,863         21,820         11,094
   Logistics                1994    176,440   29,500    3,388         16,530          8,951
------------------------------------------------------------------------------------------------
  J. Greg Driscoll
   Senior Vice President,   1995    236,018   89,000      576         21,820         11,955
   Marketing                1994    168,721   31,400      889         19,120          8,571
------------------------------------------------------------------------------------------------

(1) The cash component of base salary for certain of the named executive officers was frozen in 1991 and each of these individuals was awarded Restricted Stock Units ("RSUs") under the RSU Program. As of December 31, 1994, there were no outstanding RSUs. The final awards vested in 1994 and there is no RSU component in the 1995 Base Salary column. Accordingly, the amounts set forth under column (c), "Base Salary," for 1993 and 1994 include both cash and RSUs which were valued as of the grant date. For the periods that the RSUs were outstanding, the named executive officers received "dividend equivalent" payments equal to the dividends the Company would have paid to each if he had been the owner of record of shares of Common Stock equal in number to his outstanding RSUs.

    Included in this column are fees received by Messrs. Aiken and Knoll and Ms. Fretz for serving on the board of directors of Suncor Inc., the Company's former Canadian subsidiary. The U.S. dollar value of these fees was as follows: Mr. Aiken, 1995--$10,738, 1994--$16,175, 1993--$20,238; Mr. Knoll,
    1995--$19,585, 1994--$16,175, 1993--$14,035; and Ms. Fretz, 1995--$14,780.
    Mr. Campbell was the chairman and a director of Suncor from April 1994 to July 1995; however, he received no fees for this service as a member of Suncor's board. Sun sold its remaining interest in Suncor on June 8, 1995.

(2) The amounts in this column reflect reimbursements for the payment of taxes associated with certain payments for the named executive officers for club memberships. In addition, the following amounts were reimbursed during 1993 for the payment of taxes associated with certain payments made to the named executive officers to purchase their Company vehicles: Mr. Aiken, $10,109; Mr. Knoll, $10,031; and Mr. Thompson, $9,577.

(3) All grants reflected in this column are stock options. There were no Alternate Appreciation Rights ("AARs") granted in the period from 1993 through 1995.

(4) The number of options stated above for each of the named executive officers for the year 1993 reflects two sets of awards of options by the Committee--one set of awards in January 1993 and the other in November 1993. The Committee's practice prior to the November 1993 award was to determine awards at the end of the current year and to make those awards effective at the beginning of the subsequent year. Starting with the November 1993 awards, the Committee determines and makes annual awards in the fourth quarter of each year.

(5) This column consists of the following components for each of the individuals listed in the Summary Compensation Table:

    (a) The Company's contributions allocated under defined contribution plans, SunCAP and the Savings Restoration Plan, to the individual accounts of the named executive officers was as follows: Mr. Campbell, 1995--$34,957, 1994-- $34,422, 1993--$15,713; Mr. Aiken, 1995--$15,857, 1994--$14,786, 1993--
    $6,842; Mr. Knoll, 1995--$16,008, 1994--$15,386, 1993--$7,560; Mr. Thompson,
    1995--$12,966, 1994--$12,079, 1993--$5,700; Ms. Fretz, 1995--$10,953, 1994--
    $8,822; and Mr. Driscoll, 1995--$11,801, 1994--$8,436. For 1993, the Company
    reduced the amount of its SunCAP contributions by one-half; however, effective January 1, 1994, the Company's matching contributions were restored to prior levels. The Savings Restoration Plan permits a SunCAP participant to continue receiving the Company-matching contribution after the participant reaches the limitations (i) under Section 415 of the Internal Revenue Code ("IRC") with respect to participant and Company-matching contributions to SunCAP and (ii) under Section 401(a) of the IRC with respect to compensation which may be earned by SunCAP participants.

    (b) The dollar value of term life insurance premiums paid by the Company for the benefit of the named executive officers was as follows: Mr. Campbell, 1995--$1,410, 1994--$1,326, 1993--$1,234; Mr. Aiken, 1995--$580, 1994--$561,
    1993--$494; Mr. Knoll, 1995--$565, 1994--$566, 1993--$534; Mr. Thompson,
    1995--$457, 1994--$459, 1993--$395; Ms. Fretz, 1995--$141, 1994--$129; and
    Mr. Driscoll, 1995--$154, 1994--$135.

OPTION GRANTS

The following table presents additional information concerning the option awards shown on the Summary Compensation Table for fiscal year 1995. These options to purchase Common Stock were granted to the named executive officers pursuant to the ELSIP.

                             OPTION GRANTS IN 1995

-----------------------------------------------------------------------------------------------------
                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                       ASSUMED ANNUAL RATES OF STOCK
                                                                       PRICE APPRECIATION FOR OPTION
                           INDIVIDUAL GRANTS                                      TERM(1)
-----------------------------------------------------------------------------------------------------
      (A)            (B)             (C)            (D)        (E)        (F)       (G)       (H)
-----------------------------------------------------------------------------------------------------
                 SECURITIES    PERCENT OF TOTAL
                 UNDERLYING    OPTIONS GRANTED  EXERCISE OR            0%(3) ($) 5%(4) ($) 10%(4) ($)
                OPTIONS/AARS   TO EMPLOYEES IN  BASE PRICE  EXPIRATION   STOCK     STOCK     STOCK
     NAME        GRANTED(2)    FISCAL YEAR (%)   ($/SHARE)     DATE      VALUE     VALUE     VALUE
               (DATE)    (#)                                            (27.25)   (44.39)   (70.70)
-----------------------------------------------------------------------------------------------------
  Robert H.
   Campbell    12/7/95 100,000       14.5          27.25     12/6/05      -0-    1,714,000 4,345,000
-----------------------------------------------------------------------------------------------------
  Robert M.
   Aiken, Jr.  12/7/95  21,820        3.2          27.25     12/6/05      -0-      373,995   948,079
-----------------------------------------------------------------------------------------------------
  David E.
   Knoll       12/7/95  21,820        3.2          27.25     12/6/05      -0-      373,995   948,079
-----------------------------------------------------------------------------------------------------
  Sheldon L.
   Thompson    12/7/95  21,820        3.2          27.25     12/6/05      -0-      373,995   948,079
-----------------------------------------------------------------------------------------------------
  Deborah M.
   Fretz       12/7/95  21,820        3.2          27.25     12/6/05      -0-      373,995   948,079
-----------------------------------------------------------------------------------------------------
  J. Greg
   Driscoll    12/7/95  21,820        3.2          27.25     12/6/05      -0-      373,995   948,079
-----------------------------------------------------------------------------------------------------


(1) The value, excluding any dividends, that would be realized by all shareholders of Common Stock as a group (based on 74,009,718 shares of Common Stock outstanding as of December 31, 1995) at appreciation levels of 0%, 5% and 10% are: at $27.25 per share--$0; $1,268,526,567; and
    $3,215,722,247 respectively.
(2) These options were granted along with an equal number of limited rights and an authorization for equity options pursuant to the ELSIP. Limited rights become exercisable only in the event of a change in control, as defined in the plan. The exercise of an option using Common Stock which has been held for at least 12 months will result in the issuance of new options called "equity options." Equity options are issued at the market price of Common Stock at the time of exercise and for the number of shares tendered.

    These options are fully exercisable six months after the date of grant. Upon exercise, the portion of Common Stock acquired and representing the increase in value (market price minus exercise price, withholding taxes and applicable brokerage commission or interest charges) will be paid in Common Stock having transfer and sale restrictions, while the executives are employed, for up to ten years after the date of grant.

(3) Executives will not benefit unless the Common Stock price increases above $27.25 per share. Any gain to the executives resulting from Common Stock price appreciation will benefit all shareholders commensurately.

(4) These amounts are the result of calculations of assumed annual rates of return set by the SEC over the option term: 5% (i.e., assuming a Common Stock price of $44.39 per share at the end of the option term) and 10% (i.e., assuming a Common Stock price of $70.70 per share at the end of the option term). These amounts are not intended to forecast possible future appreciation, if any, of the Common Stock price.

OPTION/AAR EXERCISES AND YEAR-END VALUES

The following table shows information concerning: (i) exercises of options and AARs during 1995 by the named executive officers; and (ii) the amount and values of unexercised options and AARs as of December 31, 1995.

   AGGREGATED OPTION/AAR EXERCISES IN 1995 AND YEAR-END OPTION/AAR VALUES(1)

-----------------------------------------------------------------------------
      (A)                    (E)                                (F)
-----------------------------------------------------------------------------
                                                     VALUE OF UNEXERCISED IN-
                                                             THE-MONEY
               NUMBER OF SECURITIES UNDERLYING         OPTIONS/AARS AT YEAR-
                  OPTIONS/AARS GRANTED (#)                  END(2) ($)
-----------------------------------------------------------------------------
     NAME       EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
-----------------------------------------------------------------------------
  Robert H.
   Campbell              447,854            100,000     -0-         12,500
-----------------------------------------------------------------------------
  Robert M.
   Aiken, Jr.            123,614             21,820     -0-          2,728
-----------------------------------------------------------------------------
  David E.
   Knoll                 154,390             21,820     -0-          2,728
-----------------------------------------------------------------------------
  Sheldon L.
   Thompson               78,448             21,820     -0-          2,728
-----------------------------------------------------------------------------
  Deborah M.
   Fretz                  43,890             21,820     -0-          2,728
-----------------------------------------------------------------------------
  J. Greg
   Driscoll               32,973             21,820     -0-          2,728
-----------------------------------------------------------------------------

(1) No stock options or AARs were exercised during 1995.
(2) The dollar values have been calculated by multiplying the number of in-the-money options/AARs at December 31, 1995 by the difference between the exercise price and the fair market value of Common Stock at year-end. An option/AAR is in-the-money if the fair market value of the underlying Common Stock exceeds the exercise price of the option/AAR.

PENSION PLAN TABLE

The following table shows estimated annual retirement benefits payable to executive officers and key employees based upon the final average pay formulas of the Sun Company, Inc. Retirement Plan, Pension Restoration Plan and Supplemental Executive Retirement Plan ("SERP"). The estimates assume that benefits are received in the form of a single life annuity.

-----------------------------------------------------------------------------------
                      ESTIMATED ANNUAL BENEFITS UPON RETIREMENT AT AGE 62
                                            OR LATER
   FINAL AVERAGE       AFTER COMPLETION OF THE FOLLOWING YEARS OF SERVICE
     TOTAL  CASH-------------------------------------------------------------------
   COMPENSATION(1)    20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
-----------------------------------------------------------------------------------
     $  200,000       $ 80,000     $ 90,000     $100,000     $108,000     $115,000
        400,000        160,000      180,000      200,000      215,000      230,000
        600,000        240,000      270,000      300,000      323,000      345,000
        800,000        320,000      360,000      400,000      430,000      460,000
      1,000,000        400,000      450,000      500,000      538,000      575,000
      1,200,000        480,000      540,000      600,000      645,000      690,000
      1,400,000        560,000      630,000      700,000      750,000      805,000
-----------------------------------------------------------------------------------

The retirement benefits shown above for the Retirement Plan, Pension Restoration Plan and SERP are amounts calculated prior to the Social Security offset. The Social Security offset is equal to one and two-thirds percent of primary Social Security benefits for each year of Retirement Plan participation up to 30 years or a maximum offset of 50% of primary Social Security benefits.

Credited years of service under the plans for the named executive officers are as follows: Mr. Campbell, 35; Mr. Aiken, 26; Mr. Knoll, 28; Mr. Thompson, 34; Ms. Fretz, 19; and Mr. Driscoll, 30.
-------
(1) Final Average Total Cash Compensation is the average of the base salary and annual incentive award in the highest 36 consecutive months during the last 120 months of service. The salaries and annual incentive awards (subsidiary directors' fees are excluded from this computation) reported on pages 12 and 13 reflect for the year 1995, total cash compensation covered by the pension plans except that SERP substitutes the unadjusted Guideline Award for the actual annual incentive award received.

SPECIAL EMPLOYEE SEVERANCE PLAN AND ARRANGEMENT

ALL eligible exempt, non-exempt and hourly employees of the Company and its participating subsidiaries may be entitled to receive benefits under the Special Employee Severance Benefits Plan ("Severance Benefits Plan"). Participation is NOT limited to only the executive officers. The Severance Benefits Plan will provide single lump sum cash payments for eligible employees in the event of their "termination of employment" within two years of a "change in control" of the Company (as such terms are defined in the plan). The Severance Benefits Plan also provides for extended life insurance and medical benefits for such employees. The amount of the lump sum payment will be based on the employee's years of service, annualized base earnings at the time of a change in control and the average of the employee's three most recent annual incentive award payments. The formula for calculating the lump sum payment is the same for the executive officers as it is for all other eligible employees. Based upon the terms of the Severance Benefits Plan, payments received under the plan do not constitute "parachute payments" (as defined in the IRC). The terms of the plan expressly limit total payments to a participant under the plan to a maximum amount (when combined with certain other payments made by the Company contingent upon a change in control), which is up to three times the participant's average cash compensation for the preceding five years. The severance benefit will be payable no later than ten days after termination of employment. As of December 31, 1995, payments under the Severance Benefits Plan to the named executive officers would have been as follows: Mr. Campbell, $2,037,480; Mr. Aiken, $733,723; Mr. Knoll, $793,629;
Mr. Thompson, $720,133; Ms. Fretz, $409,646; and Mr. Driscoll, $495,436.

STOCK PERFORMANCE GRAPHS_______________________________________________________

Assuming an initial investment of $100 in the Company's Common Stock, as of the periods indicated, and the reinvestment of all dividends, the following graphs compare Sun's cumulative total return (i.e., based on Common Stock price and dividends), plotted on a quarterly basis, with a performance indicator of the overall stock market (the S&P 500 Stock Index) and a group of peer companies. As required by the SEC, the first graph compares Sun's cumulative total return for the previous five fiscal years.



            FIVE-YEAR CUMULATIVE TOTAL RETURN

                  [GRAPH APPEARS HERE]


              Sun        Peers      S&P 500
12/90         100         100         100
              120         102         115
              107          96         114
              118         111         120
12/91         116          97         130
              106          88         127
              101          97         130
               98         101         134
12/92         114          96         140
              112         110         146
              101         108         147
              122         121         151
12/93         128         109         154
              143         107         149
              120         117         149
              131         122         156
12/94         133         118         156
              134         130         172
              131         128         188
              124         128         203
12/95         133         136         215

The second graph has been voluntarily added by the Company. It is a cutaway view of the Company's total return of the Common Stock since the Third Quarter, 1992. Consistent with the first graph, it charts, on a quarterly basis, total return for the Company, the same group of peers and the S&P 500 Stock Index. The manner in which total return has been calculated is consistent with the first graph, and it similarly assumes an initial $100 investment.

In October 1992, Sun announced a strategic plan for the Company. Implicit in the Compensation Committee's evaluation of Sun's senior management team is their evaluation of the success of Sun's strategy. Additionally, on a periodic basis, all members of the Company's Board receive information, similar to that set forth on the second graph, about the Company's total return to the shareholders of Common Stock since October 1992. Therefore, the Company believes that the second graph may be of special interest to shareholders because it measures total return using a base line date that corresponds to the announcement of the Company's strategy.



                            Cumulative Total Return
                        Measured from 3rd Quarter 1992

                             [GRAPH APPEARS HERE]

              Sun        Peers      S&P 500
9/92          100         100         100
12/92         117          95         105
3/93          114         107         110
6/93          104         104         110
9/93          125         117         113
12/93         131         105         116
3/94          146         103         111
6/94          123         113         112
9/94          134         117         117
12/94         136         113         117
3/95          137         124         128
6/95          134         123         141
9/95          127         123         152
12/95         136         130         161



RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
(ITEM 2 ON THE PROXY CARD)______________________________________________________

In the fiscal year 1995, Coopers & Lybrand L.L.P. ("Coopers & Lybrand") served as independent accountants for the Company. Based on the results of a competitive bidding process, on September 7, 1995, the Company's management recommended and the Board subsequently approved the appointment of Ernst & Young LLP ("Ernst & Young") as independent accountants for the fiscal year 1996, subject to the approval of shareholders.

The report of Coopers & Lybrand on the Company's financial statements for the fiscal years December 31, 1994 and 1995 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 1994 and 1995, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

In addition, during the fiscal years ended December 31, 1994 and 1995, Coopers & Lybrand did not advise the Company:

  (1) that the internal controls necessary for the Company to develop reliable financial statements did not exist;

  (2) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

  (3) of the need to expand significantly the scope of its audit, or that information had come to its attention during such period that, if further investigated, might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (ii) have caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements; or

  (4) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

During the fiscal years ended December 31, 1994 and 1995, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Ernst & Young.

It is expected that representatives of Coopers & Lybrand and Ernst & Young will be present at the 1996 Annual Meeting with the opportunity to make a statement if they desire to do so and that they will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ERNST & YOUNG AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR 1996.

PROXY CARDS____________________________________________________________________

There are two different colors of proxy cards. The yellow proxy and voting instruction card sets forth voting and proxy instructions as indicated therein by the record holders of Depositary Shares, each of which represents one-half of one share of Sun's Series A Cumulative Preference Stock ("Preference Stock"). Each share of Preference Stock is entitled to one vote; however, a Depositary Share represents one-half of one share of Preference Stock, so each Depositary Share is entitled to one-half of a vote. Accordingly, the Depositary Shareholders will have one vote for every two Depositary Shares owned. Each record holder of Depositary Shares is entitled to instruct First Chicago Trust Company of New York ("First Chicago") on how to vote the respective number of shares of Preference Stock represented by the Depositary Shares that the shareholder owns. First Chicago has authorized The Corporation Trust Company, the Company's independent proxy tabulation agent, to tabulate all proxy cards received directly from shareholders in accordance with the instructions provided by shareholders. Also, First Chicago has authorized and instructed R.H. Campbell, J.L. Foltz and S.L. Thompson as the proxies and attorneys-in-fact indicated on the yellow proxy card to vote the shares of Preference Stock based on the tabulation of the shareholder voting instructions by the independent proxy tabulation agent. The proxies and attorneys-in-fact will abstain from voting to the extent that proxy and voting instruction cards are not received from the holders of the Depositary Shares.

The blue proxy card appoints proxies and attorneys-in-fact as indicated therein for record holders of Common Stock and also serves as the voting instruction from the plan participants to the trustee of the SunCAP. Each share of Common Stock is entitled to one vote.

If proxy cards covering shares of Common Stock in SunCAP are not returned or are returned signed but with no or an unclear voting designation, according to the terms of the plan, the trustee will vote the shares of Common Stock in the same proportion as the shares of Common Stock for which clearly designated voting instructions have been received from other participants in the plan.

The administrator of the Dividend Reinvestment Plan has certified to the independent proxy tabulation agent that certain shares of Common Stock registered in its name are held for the accounts of specified beneficial owners. Pursuant to the bylaws of the Company, for purposes of notice and voting at the Annual Meeting, the beneficial owners of Dividend Reinvestment Plan shares are deemed to be the record holders of the number of shares of Common Stock specified next to their name in the certification. Such shares are included on the blue proxy card with the shares of Common Stock of which the respective beneficial owners are record holders.

THE TOTAL NUMBER OF DEPOSITARY SHARES OR SHARES OF COMMON STOCK THAT EACH SHAREHOLDER IS ELIGIBLE TO VOTE AS OF THE FEBRUARY 12, 1996 RECORD DATE IS REPRESENTED AS A SINGLE NUMBER ON THE RIGHT SIDE OF THE RESPECTIVE PROXY CARD. FOR THE SHAREHOLDERS OF COMMON STOCK, THIS TOTAL NUMBER INCLUDES ANY SHARES OF COMMON STOCK OWNED THROUGH SUNCAP AND THE DIVIDEND REINVESTMENT PLAN.

If a holder of Depositary Shares or shares of Common Stock returns the proxy card signed, but with no or an unclear voting designation, the independent proxy tabulation agent will tabulate the vote and the proxies and attorneys-in-fact will vote FOR items (1) and (2) as more fully described in this proxy statement.

Shareholders who return a properly signed and dated proxy card will have the number of shares of Preference Stock or shares of Common Stock represented by such proxy card counted as "present" for purposes of establishing a quorum. Any shareholder of Depositary Shares or Common Stock who returns a proxy card but who does not desire to vote and wishes to record this fact may abstain from voting by marking the appropriate space on the proxy card. However, a proxy card marked as abstaining (including a proxy card containing broker non-votes) will be counted as present for purposes of establishing a quorum. In certain cases where a shareholder does not return a proxy card for Depositary Shares or Common Stock held in brokerage accounts, a broker is permitted to submit the proxy card on behalf of such shareholder to cast votes for or against director nominees or independent accountants. A broker non-vote occurs when a broker is prohibited by law from exercising discretionary authority on behalf of the shareholder to vote for or against a proposal. Sun is a Pennsylvania corporation and pursuant to Pennsylvania law and the Company's bylaws, the terms, "voting" or "casting a vote," do not include either the act of abstaining or failing to vote. Thus, abstentions and broker non-votes are not counted either in the tally of votes "for" or "against" a director nominee or proposal. A "withheld" vote is the equivalent of an abstention.

The Company utilizes a confidential voting procedure whereby all proxy cards and ballots are mailed or returned directly to the Company's independent proxy tabulation agent, and handled in a manner that protects shareholder voting privacy. No such vote or voting instruction shall be disclosed by the independent proxy tabulation agent except: to permit such agent to tabulate and certify the vote; as necessary to meet any legal requirements; and in limited circumstances such as a proxy contest in opposition to the Board.

Any shareholder returning a proxy card to the independent proxy tabulation agent may revoke it at any time before it is exercised by providing written notice of revocation or by executing a proxy card bearing a later date which shall be deemed to be a written notice of revocation.

SOLICITATION OF PROXY CARDS____________________________________________________

The Company has provided proxy materials to brokers, banks, custodians, nominees and fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of

Depositary Shares and Common Stock registered in the names of such brokers, banks, custodians, nominees and fiduciaries. In addition, solicitation of proxy cards may be made by directors, officers and employees of the Company by personal interview, mail, telephone, facsimile transmission or telegraph. Morrow & Co. has been retained to assist in the distribution of Sun's proxy materials and in the solicitation of proxy cards from shareholders, brokers, banks, custodians, nominees and fiduciaries. The fee to be paid Morrow & Co., including reasonable out-of-pocket expenses, is not expected to exceed $25,000. The cost of soliciting proxy cards and related services will be borne by the Company.

VOTING SECURITIES______________________________________________________________

On February 12, 1996, the record date for voting at the Annual Meeting, the Company had outstanding 12,500,000 shares of Preference Stock and 73,806,308 shares of Common Stock. The holders of shares of the Preference Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Common Stock, voting together with the holders of the Common Stock as one class. Each share of the Preference Stock shall be entitled to one vote. Each share of Preference Stock is represented by two Depositary Shares and each Depositary Share is entitled to one-half of a vote. Every shareholder is entitled to one vote for each share of Common Stock registered (or deemed registered under SunCAP or the Dividend Reinvestment Plan). Approval of the two matters scheduled to be presented for vote by the shareholders at the Annual Meeting will require a majority of votes present, in person or represented by proxy.

OWNERSHIP INTERESTS OF PRINCIPAL BENEFICIAL OWNERS_____________________________

The following shareholders were the only beneficial owners known by the Company to hold more than five percent of its outstanding Preference Stock or Common Stock as of December 31, 1995:

---------------------------------------------------------------------------------------------------
                                                                              PERCENT     PERCENT
                                                      PERCENT OF   SHARES       OF       OF TOTAL
                                           SHARES OF  PREFERENCE     OF       COMMON      VOTING
                                          PREFERENCE    STOCK     COMMON      STOCK       STOCK
NAME, ADDRESS AND NATURE OF OWNERSHIP       STOCK(1)  OUTSTANDING   STOCK   OUTSTANDING OUTSTANDING
---------------------------------------------------------------------------------------------------
  The Glenmede Trust Company
  One Liberty Place
  1650 Market Street, Suite 1200
  Philadelphia, PA 19103
   . Trustee of The Pew Memorial Trust     3,811,979     30.5     2,510,788     3.4         7.3
   . Fiduciary and Co-Fiduciary for a
     number of other trusts and estates    1,264,763     10.1     1,699,377     2.3         3.4
   . Trustee of The J. Howard Pew
     Freedom Trust                           898,176      7.2        -0-        -0-         1.0
---------------------------------------------------------------------------------------------------
  Mellon Bank Corporation
  One Mellon Bank Center                      -0-         -0-     4,703,023     6.4         5.4
  Pittsburgh, PA 15258
---------------------------------------------------------------------------------------------------
  The State Teachers Retirement Board
   of Ohio                                    -0-         -0-     3,836,991     5.2         4.4
  275 East Broad Street
  Columbus, OH 43215
---------------------------------------------------------------------------------------------------


(1) The Preference Stock listed above as beneficially owned by Glenmede is represented by 11,949,835 Depositary Shares. Each Depositary Share represents ownership of one-half of a share of Preference Stock (see pages 18 and 19 for additional information regarding the Preference Stock).

The information contained in the table on page 20 relating to The Glenmede Trust Company was obtained from a Schedule 13G received by the Company in February 1996. Glenmede has sole voting and investment power with respect to all Preference Stock and Common Stock held as Trustee of The Pew Memorial Trust and all Preference Stock held as Trustee of The J. Howard Pew Freedom Trust. Voting power is shared with respect to 240,966 shares of Preference Stock and 174,763 shares of Common Stock. Investment power is shared with respect to 285,650 shares of Preference Stock and 399,215 shares of Common Stock held by Glenmede as Fiduciary and Co-Fiduciary for a number of other trusts and estates.

The information contained in the table on page 20 relating to Mellon Bank Corporation was obtained from a Schedule 13G received by the Company in February 1996. Mellon Bank Corporation has sole voting power with respect to 476,000 shares, shared voting power with respect to 4,221,023 shares, sole investment power with respect to 440,000 shares, and shared investment power with respect to 37,000 shares. Included in the total are shares of Common Stock held by Mellon Bank, N.A., a subsidiary of Mellon Bank Corporation, which is the record holder of 4,204,023 shares of Common Stock as trustee of SunCAP. Mellon Bank Corporation has disclaimed beneficial ownership of all shares of Common Stock that have been allocated to the individual accounts of participants in SunCAP for which voting instructions have been received and followed.

The information contained in the table on page 20 relating to The State Teachers Retirement Board of Ohio was obtained from a Schedule 13G received by the Company in February 1996. The State Teachers Retirement Board of Ohio has sole voting power and sole investment power with respect to all 3,836,991 shares.

Effective February 1, 1996, the Company entered into an agreement (the "Registration Rights Agreement") with Glenmede, as trustee or co-trustee for certain of the charitable trusts ("Charitable Trusts"). The Registration Rights Agreement provides that Glenmede has the right to require the Company to complete a maximum of two registrations under the Securities Act of Depositary Shares, Common Stock and/or other voting stock of the Company held by the Charitable Trusts. The expenses of any registration (other than fees and expenses of the parties' legal counsel and the parties' internal costs) are to be divided equally between the Company and Glenmede. The Registration Rights Agreement places limitations upon certain sales or transfers of the Charitable Trusts' interests in the Company during the term of the Registration Rights Agreement. The Registration Rights Agreement expires on July 31, 1997.

Pursuant to the Registration Rights Agreement, on March 7, 1996, Sun filed a Registration Statement on Form S-3 with the SEC to sell 11,748,591 of the Company's Depositary Shares which are held by the Charitable Trusts.

SHAREHOLDER NOMINATIONS AND PROPOSALS FOR THE 1997 ANNUAL MEETING______________

The Board Policy and Nominating Committee will consider shareholder nominations for election to the Board at the 1997 Annual Meeting if such nominations are submitted in compliance with the requirements of the Company's bylaws relating to shareholder nominations. Pursuant to the bylaws, such nominations must include the following information: name, residence and business address of the nominating shareholder; a representation that the shareholder is a record holder or beneficial owner of the Company's voting stock and a statement of the number of such shares; a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the individual proposed as a nominee; information regarding each nominee such as would be required to be included in a proxy statement; a description of all arrangements or understandings between and among the shareholder and each and every nominee; and the written consent of each nominee to serve as a director, if elected. These nominations must be received at the Company's principal office no later than December 31, 1996.

Any proposal to be presented at the Company's 1997 Annual Meeting must be received at the Company's principal office no later than November 22, 1996, in order to be considered for inclusion in the 1997 proxy materials and such proposal must contain and be accompanied by such information required to be included under the rules and regulations of the SEC.

Pursuant to the Company's bylaws, notice of any other proposal to be presented by a shareholder (outside the solicitation of proxies under the rules and regulations of the SEC) from the floor of the 1997 Annual Meeting shall be delivered in writing to the Company's Secretary no later than December 31, 1996, and may be considered by the Company's shareholders upon the Board's determination that it is a proper matter for consideration under the Company's bylaws. Notice of such a proposal must include: the name and address of record of the proposing shareholder, the number and class of all shares of Company stock beneficially owned by such shareholder, a representation that such shareholder is the holder of such stock, is entitled to vote at the 1997 Annual Meeting and intends to appear in person or by proxy to present the proposal at such meeting. This required notice shall also include the text of the proposal to be presented, a brief statement of the reasons for such shareholder's support of the proposal, and any material interest of such shareholder in the proposal.

All nominations, proposals, and required notices must be submitted in writing and addressed to the attention of Sun's Corporate Secretary at Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699.

OTHER BUSINESS_________________________________________________________________

The Board does not know of any business to come before the 1996 Annual Meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if any other business shall properly come before the 1996 Annual Meeting, it is the intention of the proxies and attorneys-in-fact to vote upon such business in accordance with their judgment.

By Order of the Board of Directors,

/S/ ANN C. MULE

Ann C. Mule
Corporate Secretary
Philadelphia, PA
March 22, 1996

YOUR VOTE IS IMPORTANT.
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.

--------------------------------------------------------------------------------

                          [SUNOCO LOGO APPEARS HERE]



                          YOU ARE CORDIALLY INVITED
                                 TO THE 1996
                                ANNUAL MEETING



                             THURSDAY, MAY 2, 1996

                              in the Auditorium
                      of The Academy of Natural Sciences
                            1900 Benjamin Franklin
                            Parkway Philadelphia, PA

                       9:30 A.M. -- Annual Meeting Starts




                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

[PRINTED ON RECYCLED PAPER LOGO APPEARS HERE]
--------------------------------------------------------------------------------

            [THIS CARD WILL BE ON BLUE PAPER STOCK WITH BLACK INK]


                           [LOGO]  SUN COMPANY, INC.
                              1996 ANNUAL MEETING

                           THE ACADEMY OF NATURAL SCIENCES
                           1900 Benjamin Franklin Parkway
                           Philadelphia, PA


                           [ID: MAP OF CENTRAL PHILADELPHIA]

                            YOUR VOTE IS IMPORTANT.
           Please SIGN AND DATE your proxy card below. After voting
            on the reverse side, detach the proxy card and RETURN it
      in the envelope provided, whether your holdings are large or small, thus assuring your representation at the ANNUAL MEETING.

Fold and Detach Here                                 Fold and Detach Here
--------------------------------------------------------------------------------
(Logo)                                                   COMMON STOCK PROXY CARD
SUN COMPANY, INC.
Ten Penn Center
1801 Market Street
Philadelphia, PA 19103-1699

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUN COMPANY, INC. for the May 2, 1996 Annual Meeting of Shareholders or any adjournments thereof.

The undersigned hereby appoints R. H. CAMPBELL, J. L. FOLTZ and S. L. THOMPSON and each of them, with full power of substitution, as proxies and attorneys-in-fact (the "Proxies") to vote as hereinafter indicated all shares of Sun Company, Inc. Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Meeting. This proxy card also provides voting instructions for shares held for the account of the undersigned, if any, in the Sun Company, Inc. Capital Accumulation Plan ("SunCAP"). For additional explanatory information regarding this proxy card, please see page 18 of the accompanying proxy statement.


SIGNATURE__________________SIGNATURE_________________DATED_____________, 1996

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If stock is jointly owned, each joint owner should sign.

                           CONTINUED ON REVERSE SIDE

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED BY THE PROXIES IN THE MANNER DESIGNATED BELOW. IF THIS PROXY CARD IS RETURNED SIGNED, BUT THERE IS NO INDICATION OF A VOTE BY CHECKING A BOX OR IF IT IS NOT CLEAR WHICH BOX IS CHECKED, THE PROXIES WILL VOTE FOR ITEMS (1) AND (2), AND THE TRUSTEE FOR SUNCAP WILL VOTE AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEMS (1) AND (2).
                                                     ---------------------

(1) ELECTION OF DIRECTORS.

     FOR All nominees listed        / /   AGAINST all      / /              (1)
     (except as indicated below)          nominees listed

     R. H. CAMPBELL      M. J. EVANS      R. D. KENNEDY         W. F. POUNDS
     R. E. CARTLEDGE     T. P. GERRITY    T. W. LANGFITT        A. B. TROWBRIDGE
     R. E. CAWTHORN      J. G. KAISER     R. A. PEW


INSTRUCTIONS: TO VOTE AGAINST ANY NOMINEE, LIST NOMINEE'S NAME.

--------------------------------------------------------------------------------
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE (TO ABSTAIN),
LIST NOMINEE'S NAME.

--------------------------------------------------------------------------------
(2) Appointment of Ernst & Young LLP as independent accountants for the fiscal year 1996.

                     FOR          AGAINST          ABSTAIN
                     / /            / /              / /          (2)



/ / Please check ONLY if you plan to attend the Meeting.
    Admission tickets are required and will be mailed to you.

         PLEASE SIGN AND DATE YOUR PROXY CARD ON THE REVERSE SIDE AND
                 RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

           [THIS CARD WILL BE ON YELLOW PAPER STOCK WITH BLACK INK]


                           [LOGO]  SUN COMPANY, INC.
                              1996 ANNUAL MEETING

                           THE ACADEMY OF NATURAL SCIENCES
                           1900 Benjamin Franklin Parkway
                           Philadelphia, PA

                           [ID: MAP OF CENTRAL PHILADELPHIA]

                            YOUR VOTE IS IMPORTANT.
           Please SIGN AND DATE your proxy card below. After voting
            on the reverse side, detach the proxy card and RETURN it
      in the envelope provided, whether your holdings are large or small, thus assuring your representation at the ANNUAL MEETING.

Fold and Detach Here                           Fold and Detach Here
--------------------------------------------------------------------------------
(Logo)                                   DEPOSITARY SHARES REPRESENTING SERIES A
SUN COMPANY, INC.                        CUMULATIVE PREFERENCE STOCK
Ten Penn Center
1801 Market Street
Philadelphia, PA 19103-1699

THIS PROXY AND VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUN COMPANY, INC. for the May 2, 1996 Annual Meeting of Shareholders or any adjournments thereof.

The undersigned holder of Depositary Shares hereby instructs First Chicago Trust Company of New York ("First Chicago") to vote, as hereinafter indicated, all shares of Sun Company, Inc. Series A Cumulative Preference Stock ("Preference Stock"), as to the voting of which the undersigned is entitled to instruct First Chicago, and in First Chicago's discretion, to vote upon such other business as may properly come before the Meeting. First Chicago has authorized The Corporation Trust Company to tabulate the vote received and has further authorized and instructed R. H. Campbell, J. L. Foltz and S. L. Thompson and each of them, with full power of substitution, to act as First Chicago's proxies and attorneys-in-fact (the "Proxies") to vote as hereinafter indicated all shares of Preference Stock represented by the Depositary Shares held by the undersigned. The undersigned hereby approves the appointment of such Proxies by First Chicago.



SIGNATURE__________________SIGNATURE_________________DATED__________, 1996

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If stock is jointly owned, each joint owner should sign.

                           CONTINUED ON REVERSE SIDE

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED BY THE PROXIES IN THE MANNER DESIGNATED BELOW. IF THIS PROXY CARD IS RETURNED SIGNED, BUT THERE IS NO INDICATION OF A VOTE BY CHECKING A BOX OR IF IT IS NOT CLEAR WHICH BOX IS CHECKED, THE PROXIES WILL VOTE FOR ITEMS (1) AND (2). THE PROXIES WILL ABSTAIN FROM VOTING WITH RESPECT TO THE PREFERENCE STOCK TO THE EXTENT THAT PROXY CARDS ARE NOT RECEIVED FROM THE HOLDERS OF THE DEPOSITARY SHARES.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEMS (1) AND (2).
                                                     ---------------------

(1) ELECTION OF DIRECTORS.

     FOR all nominees listed        / /   AGAINST all      / /               (1)
     (except as indicated below)          nominees listed

     R. H. CAMPBELL     M. J. EVANS       R. D. KENNEDY         W. F. POUNDS
     R. E. CARTLEDGE    T. P. GERRITY     T. W. LANGFITT        A. B. TROWBRIDGE
     R. E. CAWTHORN     J. G. KAISER      R. A. PEW


INSTRUCTIONS: TO VOTE AGAINST ANY NOMINEE, LIST NOMINEE'S NAME.

--------------------------------------------------------------------------------
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE (TO ABSTAIN),
LIST NOMINEE'S NAME.

--------------------------------------------------------------------------------
(2) Appointment of Ernst & Young LLP as independent accountants for the fiscal year 1996.

                     FOR          AGAINST          ABSTAIN
                     / /            / /              / /          (2)



/ / Please check ONLY if you plan to attend the Meeting.
    Admission tickets are required and will be mailed to you.

         PLEASE SIGN AND DATE YOUR PROXY CARD ON THE REVERSE SIDE AND
                 RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.